UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2012

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As disclosed in GSI Group Inc. (the “Company”) 2012 second quarter Form 10-Q, beginning in the second quarter ended June 29, 2012, the Company committed to a plan for the sale of the Semiconductor Systems and Laser Systems businesses. As a result, these businesses have been reported as discontinued operations in the consolidated financial statements. Therefore, the Company reports its continuing operations under the Laser Products and Precision Motion and Technologies segments.

The Company is providing, in Exhibit 99.1 to this Current Report on Form 8-K, unaudited historical reportable segment data for each quarter of 2011 and the first two quarters of 2012, to reflect the change in reportable segments. The information contained in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This information is provided as supplemental financial information that may be of interest to the Company’s shareholders.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits: 99.1 Sales and Gross Profit by Reportable Segment for Interim Periods in 2011 and 2012 (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: August 8, 2012	By:	/s/ Robert J. Buckley

Robert J. Buckley
Chief Financial Officer